                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                                (Amendment No.  )

Filed by the Registrant [  ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ]    Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]    Definitive Proxy Statement

[ ]    Definitive Additional Materials

[X]    Soliciting Material Pursuant to Section 240.14a-12

                               Wegener Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as specified in its charter)

     Henry Partners, L.P., Matthew Partners, L.P., Henry Investment Trust,
                   L.P., David W. Wright and Jeffrey J. Haas
--------------------------------------------------------------------------------
     (Name of person(s) filing proxy statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       1)   Title of each class of securities to which transaction applies:

            --------------------------------------------------------------------

       2)   Aggregate number of securities to which transaction applies:

            --------------------------------------------------------------------

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

            --------------------------------------------------------------------

       4)   Proposed maximum aggregate value of transaction:

            --------------------------------------------------------------------

       5)   Total fee paid:

            --------------------------------------------------------------------

[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by the Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)   Amount Previously Paid:

            --------------------------------------------------------------------

       2)   Form, Schedule or Registration Statement No.:

            --------------------------------------------------------------------

       3)   Filing Party:

            --------------------------------------------------------------------

       4)   Date Filed:

            --------------------------------------------------------------------

                                  PRESS RELEASE

Henry Partners, L.P. announces two candidates for election to Wegener Corporation's Board of Directors at 2006 Annual Meeting

MONDAY OCTOBER 24, 9:00AM ET

PHILADELPHIA, PA., Oct. 24/Henry Partners, L.P., a significant shareholder of Wegener Corp. (Nasdaq:WGNR), today announced its intention to nominate two candidates for election to the board of directors at the 2006 Annual Meeting of Stockholders of Wegener Corp.

The nominees are David W. Wright and Professor Jeffrey J. Haas.

      DAVID W. WRIGHT has served since 1997 as the investment manager of both Henry Partners, L.P. and Matthew Partners, L.P., two private investment partnerships that invest in securities of publicly traded, micro cap companies. Mr. Wright is the President and Managing Member of Canine Partners, LLC, the general partner of Henry Investment Trust, L.P., which in turn is the general partner of each of Henry Partners, L.P. and Matthew Partners, L.P.

      JEFFREY J. HAAS has served since 2000 as a Professor of Law at New York Law School. Prior to that, he served as an Associate Professor of Law at that school from 1996 to 2000. He teaches courses in corporate law (including corporate governance), securities regulation, mergers and acquisitions, mutual fund regulation, corporate finance and contract law. Prior to joining New York Law School, Professor Haas was in private legal practice with two national law firms.

In a statement, Mr. Wright said, "We have tried on numerous occasions to discuss with the Wegener board changes that we believe must take place now at Wegener. We believe that the election of Professor Haas and myself to the board of directors will provide Wegener stockholders with a new voice in the boardroom that is dedicated to enhancing stockholder value." He further added, "Wegener's recent disclosure that it now anticipates continued operating losses through the first half of FY2006 reinforces, in our view, the necessity for changes in the composition of the board as soon as possible."

Mr. Wright, who had previously requested a seat on the board, has recently expressed his concerns publicly about Wegener. Among the concerns expressed by Mr. Wright were Wegener's operating losses in four of the last five fiscal years; recent declines in Wegener's stock price; and what Mr. Wright believes are poor corporate governance practices.

Henry Partners, L.P. and Matthew Partners, L.P. collectively own 7.3% of the outstanding shares of Wegener common stock. They have retained MacKenzie Partners, Inc. to assist in the solicitation of proxies in support of the Henry nominees at the 2006 Annual Meeting of Stockholders of Wegener.

THIS RELEASE CONSTITUTES SOLICITING MATERIAL UNDER SEC RULE 14A-12. HENRY PARTNERS, L.P., MATTHEW PARTNERS, L.P., HENRY INVESTMENT TRUST, L.P., DAVID W. WRIGHT AND JEFFREY J. HAAS, ARE PARTICIPANTS IN THIS SOLICITATION. YOU MAY OBTAIN INFORMATION REGARDING THE IDENTITY OF EACH PARTICIPANT AND A DESCRIPTION OF EACH PARTICIPANT'S DIRECT OR INDIRECT INTERESTS IN THE SOLICITATION FROM THEIR PROXY MATERIALS THAT WILL BE MAILED TO YOU PRIOR TO THE ANNUAL MEETING.

WE ADVISE YOU TO READ THE PROXY STATEMENT OF THE PARTICIPANTS WHEN IT IS AVAILABLE BECAUSE IT CONTAINS IMPORTANT INFORMATION. AT THE TIME THEY FILE THE MATERIALS WITH THE SEC, YOU WILL BE ABLE TO OBTAIN THE PROXY STATEMENT AND ANY OTHER SOLICITING MATERIAL FOR FREE AT THE COMMISSION'S WEB SITE AT WWW.SEC.GOV. YOU MAY ALSO OBTAIN FOR FREE A COPY OF THE PROXY STATEMENT AND THE OTHER MATERIALS BY CONTACTING MACKENZIE PARTNERS, INC. AT (800) 322-2885 (TOLL-FREE) OR (212) 929-5500 (CALL COLLECT).

CONTACT:
MARK HARNETT
MACKENZIE PARTNERS, INC.
(212) 929-5877

DANIEL PASSOFF
MACKENZIE PARTNERS, INC.
(212) 378-7062